EXHIBIT 10.42

AMENDMENT TWO TO THE

2000 PERFORMANCE SHARE PLAN OF

DUKE-WEEKS REALTY CORPORATION

This Amendment Two to the 2000 Performance Share Plan of Duke-Weeks Realty Corporation (“Plan”) is hereby adopted this 28th day of January 2004 by Duke Realty Corporation (“Corporation”). Each capitalized term not otherwise defined herein has the meaning set forth in the Plan.

WITNESSETH:

WHEREAS, the Corporation maintains the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 4.1 of the Plan, the Board of Directors of the Corporation (“Board”) and the Executive Compensation Committee of the Board (“Committee”) have reserved the right to amend the Plan with respect to certain matters; and

WHEREAS, the Committee has determined to amend the Plan to clarify the definition of “Funds from Operations Per Share;” and

WHEREAS, the Committee has approved and authorized this Amendment Two;

NOW, THEREFORE, pursuant to the authority reserved to the Committee under Section 4.1 of the Plan, the Plan is hereby amended, effective as of January 28, 2004, with respect to all Performance Shares granted at any time under the Plan in the following particular:

By adding the following sentence to the end of Section 3.3.2 of the Plan:

If the manner in which Funds from Operations Per Share is computed by the Company is changed as a result of a directive from the National Association of Real Estate Investment Trusts or the Securities and Exchange Commission after the date on which the Performance Goals for a Performance Period is established by the Committee, then the determination of whether the Performance Goals have been achieved for such Performance Period shall be based upon the computation of Funds from Operations per Share using the methodology in effect on the date the Performance Goals were established.

All other provisions of the Plan shall remain the same.

IN WITNESS WHEREOF, Duke Realty Corporation, by its duly authorized officer, has executed this Amendment Two to the 2000 Performance Share Plan of Duke-Weeks Realty Corporation this 28th day of January 2004.

DUKE REALTY CORPORATION

By:	/s/ Dennis D. Oklak
Dennis D. Oklak, President